UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 30, 2010

MIDDLESEX WATER COMPANY
(Exact name of registrant as specified in its charter)

NEW JERSEY	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
(Address of principal executive offices, including zip code)

(732) 634-1500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

At its Board of Directors Meeting, held July 27, 2010 the Board approved an amendment to Article II, Directors, of the By-Laws of Middlesex Water Company to provide for the lead director position with associated duties and responsiblities.  The amendment adds a new Section 6 to such Article II.

Exhibits (numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
3 (ii)	Articles II of the By-Laws of Middlesex Water Company, as amended effective July 27, 2010

RESOLVED, that Article II, Directors, of the By-Laws be amended effective immediately by adding a new Section 6 which reads as follows:

“Section 6                      The Board shall be constituted where appropriate with a majority of individuals who qualify as independent directors, as determined by the Board in accordance with securities law and guidelines.  In the case where the Chairman of the Board and the President/Chief Executive Officer of the Company are the same person, the Board may, consistent with applicable law and regulation, designate one of its independent directors as Lead Director to be elected annually by a majority vote of the independent directors to serve for a term of one year, or until such time as his/her successor shall be elected.  The Lead Director shall have such specific duties and responsibilities as the Board may determine from time to time, including, but not limited to, the following:

•	In consultation with the independent directors:
o	Advise the Chairman as to an appropriate schedule of Board meetings;
o	Review and provide the Chairman with input regarding the agendas for the Board meetings;
•	Preside at all meetings at which the Chairman is not present including executive sessions of the independent directors and apprise the Chairman of the issues considered;
•	Be available for consultation and direct communication with the Company’s shareholders and other members of the Board;
•	Call meetings of the independent directors when necessary and appropriate; and
•	Perform such other duties as the Board may from time to time delegate.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

By: s/Kenneth J. Quinn
Kenneth J. Quinn
Vice President, General Counsel,
Secretary and Treasurer

Dated:  July 30, 2010